Exhibit 10.9

WASHINGTON MUTUAL, INC.

SUPPLEMENTAL EMPLOYEES’ RETIREMENT PLAN

Amended and Restated

Effective July 20, 2004

WASHINGTON MUTUAL, INC.

SUPPLEMENTAL EMLOYEES’ RETIREMENT PLAN

Effective July 20, 2004

TABLE OF CONTENTS

PREAMBLE		4
ARTICLE I	NATURE OF PLAN	4
1.1	PURPOSE	4
1.2	TOP HAT PLAN AND EXCESS BENEFITS	4
1.3	UNFUNDED PLAN	4
ARTICLE II	DEFINITIONS AND CONSTRUCTION	5
2.1	ACCOUNTS	5
2.2	BENEFICIARY	5
2.3	CODE	5
2.4	COMMITTEE	6
2.5	COMPANY	6
2.6	COMPENSATION	6
2.7	DISABLED OR DISABILITY	6
2.8	ELIGIBLE EMPLOYEE	6
2.9	EMPLOYEE	6
2.10	EMPLOYER	6
2.11	ERISA	6
2.12	FORMER PARTICIPANT	6
2.13	HUMAN RESOURCES COMMITTEE	6
2.14	INTEREST RATE	6
2.15	NORMAL RETIREMENT AGE	6
2.16	PARTICIPANT	7
2.17	PENSION PLAN	7
2.18	PLAN	7
2.19	PLAN YEAR	7
2.20	RELATED EMPLOYER	7
2.21	RETIREMENT PLANS	7
2.22	SAVINGS PLAN	7
2.23	YEAR OF VESTING SERVICE	7
ARTICLE III	BENEFITS	8
3.1	PARTICIPANT’S ACCOUNTS	8

3.2	BENEFITS CREDITED TO ACCOUNTS	8
3.3	INTEREST CREDITED TO ACCOUNTS	8
ARTICLE IV	PAYMENT OF BENEFITS	9
4.1	PAYMENT	9
4.2	DETERMENTATION OF NONFORFEITABLE BENEFITS	9
4.3	UPON DEATH OF PARTICIPANT	10
4.4	PAYMENT IN THE EVENT OF LEGAL DISABILITY	10
4.5	ACCOUNTS CHARGED	10
4.6	UNCLAIMED ACCOUNTS	10
4.7	RIGHT TO OFFSET FOR TAXES, OTHER OBLIGATIONS	11
ARTICLE V	PLAN ADMINISTRATION COMMITTEE	12
5.1	APPOINTMENT	12
5.2	TERM	12
5.3	COMPENSATION	12
5.4	POWERS OF PLAN ADMINISTRATION COMMITTEE	12
5.5	MANNER OF ACTION	13
5.6	AUTHORIZED REPRESENTATIVE	13
5.7	INTERESTED MEMBER	14
5.8	INDEMNITY	14
ARTICLE VI	PARTICIPANT ADMINISTRATIVE PROVISIONS	15
6.1	BENEFICIARY DESIGNATION	15
6.2	PERSONAL DATA TO PLAN ADMINISTRATION COMMITTEE	15
6.3	ADDRESS FOR NOTIFICATION	15
6.4	PLACE OF PAYMENT AND PROOF OF CONTINUED ELIGIBILITY	15
6.5	ASSIGNMENT OR ALIENATION	16
6.6	INFORMATION AVAILABLE	16
6.7	BENEFICIARY’S RIGHT TO INFORMATION	16
6.8	CLAIMS PROCEDURE	16
6.9	APPEAL PROCEDURE FOR DENIAL OF BENEFITS	16
6.10	NO RIGHTS IMPLIED	17
ARTICLE VII	AMENDMENT AND TERMINATION	18
7.1	AMENDMENT	18
7.2	TERMINATION	18
ARTICLE VIII	MISCELLANEOUS	19
8.1	EXECUTION OF RECEIPTS AND RELEASES	19
8.2	EMPLOYER RECORDS	19

8.3	INTERPRETATIONS AND ADJUSTMENTS	19
8.4	EVIDENCE	19
8.5	SEVERABILITY	19
8.6	NOTICE	19
8.7	WAIVER OF NOTICE	19
8.8	SUCCESSORS	19
8.9	HEADINGS	20
8.10	GOVERNING LAW	20

WASHINGTON MUTUAL, INC.

SUPPLEMENTAL EMPLOYEES’ RETIREMENT PLAN

Effective July 20, 2004

PREAMBLE

Washington Mutual Bank originally established this plan to provide benefits to certain management and highly compensated employees whose contributions to the Company’s qualified retirement plans were limited by Internal Revenue Code Section 401(a)(17) beginning on January 1, 1994.  Washington Mutual, Inc. became the successor sponsor of the Plan.  The Plan is hereby amended and restated effective July 20, 2004 as follows:

ARTICLE I

NATURE OF PLAN

1.1          Purpose.  The purpose of this Plan is to provide retirement benefits for certain key employees of the Company and its affiliates that supplement the benefits accrued under the WaMu Pension Plan.

1.2          Top Hat Plan and Excess Benefits.  The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees (within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA), and is intended to be exempt from Parts 2, 3, and 4 of ERISA.

1.3          Unfunded Plan. This Plan is established as an unfunded plan of deferred compensation.  The compensation that is payable hereunder and interest that accrues thereon are represented solely by bookkeeping entries on accounts maintained by the Plan Administration Committee.  No funds are held in trust or otherwise segregated for the sole purpose of paying Plan benefits.  All Plan benefits are payable solely from the general assets of the Company.  The Company may from time to time reserve assets in a general account or grantor trust owned by the Company for the purpose of paying liabilities that are accrued under this Plan.  Participants and Beneficiaries shall have no legal nor equitable rights, interest or claims in any specific collateral, property or assets of the Company, but shall be general unsecured creditors of the Company until benefits are paid hereunder.

End of Article I

4

ARTICLE II

DEFINITIONS AND CONSTRUCTION

For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise.  Words used in the masculine gender shall apply to the feminine, where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.  The words “Article” or “Section” in this Plan shall refer to an Article or Section of this Plan unless specifically stated otherwise.  Compounds of the word “here,” such as “herein” and “hereof” shall be construed to refer to another provision of this Plan, unless otherwise specified or required by the context.  In determining the time within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered, and any act, the performance of which would fall on a Saturday, Sunday, holiday or other non-business day, may be performed on the next following business day.

2.1          Accounts. The separate bookkeeping records maintained to record the benefits of a Participant earned under the Plan which include the following or any others that are established by the Plan Administration Committee.

(a)           “Pension Account” shall mean the Account reflecting benefits credited to a Participant hereunder that are earned with reference to the WaMu Pension Plan (or its predecessor), together with earnings, gains and losses credited thereto.

(b)           “Savings Account” shall mean the Account reflecting benefits credited to a Participant hereunder that are earned with reference to the WaMu Savings Plan (or its predecessor), together with earnings, gains and losses credited thereto.

2.2          Beneficiary.  Any person or fiduciary designated by a Participant who is or may become entitled to a benefit under the Plan following the death of the Participant; provided, that, in the case of a married Participant, the Participant’s Beneficiary shall be the Participant’s surviving spouse unless the Participant’s spouse (i) consents in writing to the designation of another party as Beneficiary of all or a part of the benefit to which the Participant may become entitled under the Plan, (ii) such election designates a Beneficiary which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), (iii) the spouse’s consent acknowledges the effect of such election, and (iv) such consent is witnessed by a notary public or a member of the Plan Administration Committee.  Such spousal consent shall not be required if it is established to the satisfaction of the Plan Administration Committee that such consent cannot be obtained because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.  Any consent by a spouse hereunder shall be effective only with respect to that spouse.

2.3          Code. The Internal Revenue Code of 1986, as amended.

2.4          Committee.  The Plan Administration Committee, as it is appointed from time to time by the Human Resources Committee pursuant to Article V.

2.5          Company. Washington Mutual, Inc. or any successor thereto.

2.6          Compensation.  A Participant’s compensation, determined according to the definition of “compensation” under the Pension Plan for the Plan Year, without regard to the limitations of section 401(a)(17) of the Code contained in the Pension Plan, that is actually paid or made available to the Participant during such year, less the maximum amount of compensation that can be considered under section 401(a)(17)(A) of the Code, as adjusted by section 401(a)(17)(B) of the Code.

2.7          Disabled or Disability. A Participant is Disabled when he is determined to be disabled under the terms of the Pension Plan.

2.8          Eligible Employee. An Employee who is in salary levels 1-5 or who is designated as eligible by the Committee (whether individually or by class), in its discretion.

2.9          Employee. Any employee of an Employer; specifically excluding, however, a person who is a nonresident alien who receives no earned income that constitutes income from sources within the United States.

2.10        Employer. The Company, Washington Mutual Bank, Washington Mutual Bank fsb, Washington Mutual Life Insurance Company, Murphey Favre, Inc., Murphey Favre Securities Services, Inc., Composite Research & Management Co., and Washington Mutual Insurance Services, Inc.  The term Employer also includes any Related Employer from time to time designated by the Committee as an Employer.

2.11        ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

2.12        Former Participant. Any individual, other then a Re-Employed Employee, who has been a Participant, but who has terminated employment, and who has not yet received the entire benefit to which he is entitled under the Plan.

2.13        Human Resources Committee.  The Human Resources Committee of the Board of Directors of the Company.

2.14        Interest Rate.  The rate at which interest is credited to Participants Accounts under the Pension Plan for the Plan Year.

2.15        Normal Retirement Age. The first day of the month that coincides with or immediately precedes the date the Participant attains age 65.

2.16        Participant.  An Eligible Employee who is eligible for benefits under any of the Retirement Plans and who the Committee has identified as a Participant hereunder, including a Former Participant.

2.17        Pension Plan. The WaMu Pension Plan, or its predecessor, the Washington Mutual, Inc. Cash Balance Pension Plan.

2.18        Plan. The Washington Mutual, Inc Supplemental Employees’ Retirement Plan as embodied herein and as amended from time to time.

2.19        Plan Year. The fiscal year of the Plan, which is the period from January 1 through December 31 of each year.

2.20        Related Employer. Any business entity that is, along with an Employer, (i) a member of a controlled group of corporations (as defined by section 414(b) of the Code), (ii) a member of a group of trades or businesses (whether or not incorporated) that are under common control (as defined by section 414(c) of the Code), (iii) a member of an affiliated service group (as defined by section 414(m) of the Code), or (iv) any other entity described by Treasury Regulations promulgated pursuant to section 414(o) of the Code.

2.21        Retirement Plans.  T he WaMu Pension Plan and the WaMu Savings Plan.

2.22        Savings Plan.  The WaMu Savings Plan, or its predecessor, the Washington Mutual, Inc. Retirement Savings and Investment Plan.

2.23        Year of Vesting Service.  Each Plan Year in which a Participant earns a year of vesting service under the Pension Plan.  A Year of Vesting Service will also be credited for each year of vesting service earned under the Pension Plan prior to the time the Participant was eligible to participate in this Plan.

End of Article II

ARTICLE III

Accounts and Credits

3.1      Participant’s Accounts.  The Committee shall establish for each Participant one or more Accounts described in Section 2.1, as appropriate, to which shall be allocated the proper benefit accruals hereunder, together with interest credited thereto and less the distributions therefrom.

3.2      Benefits Credited to Accounts.  For each Plan Year that a Participant earns a Year of Vesting Service and remains an Employee on the last day of the Plan Year, the following amounts shall be credited to his appropriate Accounts:

(a)           Pension Account.  A percentage of each Participant’s Compensation for the Plan Year equal to the benefit accrual percentage under the Pension Plan for that Plan Year.

(b)           Savings Account.  The profit sharing contributions under the Savings Plan, if any, that would have been allocated to the Participant’s accounts thereunder but for the limitations of section 401(a)(17) of the Code.  This credit shall not include any matching contributions that are based on salary deferral elections of the Participant under the Savings Plan.

3.3      Interest Credited to Accounts.  On a regular basis, and at least annually, each Participant’s Accounts shall be credited with an amount of interest payable on the accumulated amounts previously credited to the Accounts at the Interest Rate for the Plan Year.  For purposes of this Section 3.3, Interest Rate shall be the yield on 30-year Treasury Constant Maturities, determined for each Plan Year on the basis of the rate announced in the prior year.

End of Article III

ARTICLE IV

PAYMENT OF BENEFITS

4.1.         Payment. A Participant shall receive payment of the nonforfeitable balance of his Accounts as follows:

(a)           Payment will commence as soon as administratively possible after termination of employment with the Company and all Related Employers.  Notwithstanding the preceding, if the Participant is a Key Employee as set forth in Section 409A of the Code, payments shall commence no earlier than 6 months after termination of employment.

(b)           In general, a Participant shall receive payment of the nonforfeitable balance in his Accounts in the form of a single lump sum payment as soon as administratively feasible after the Payment Commencement Date.  However, if the Participant meets the requirements set forth in subparagraph (i) below, he may elect another form of payment pursuant to subparagraph (ii) below.  In the absence of any election, payment will be made in the form of a lump sum.

(i)            To be eligible to make an election to receive payment in a form set forth in 4.1(b)(ii), a Participant must meet each of the following requirements:

A.            The balance in his account on the Payment Commencement Date must exceed $100,000; and

B.            The election must be made at least twelve (12) months prior to the Payment Commencement Date.

(ii)           A Participant who meets the requirements of Section 4.1(b)(i) may elect to receive payment of his nonforfeitable balance in a series of installments over a period of up to ten (10) years.  If a Participant makes an election pursuant to this Section 4.1(b)(ii), such election shall be null and void if the balance of his Accounts does not exceed $100,000 at the time of termination.

4.2.         Determination of Nonforfeitable Benefits. A Participant’s Accounts shall be fully nonforfeitable if termination of employment occurs as a result of death or Disability or at any time following Normal Retirement Age.  Upon termination of employment for any other reason, the nonforfeitable percentage of a Participant’s Accounts shall be based upon such Participant’s Years of Vesting Service and shall be determined in accordance with this Section 4.2.  Any portion of a Participant’s Accounts that is not nonforfeitable shall be forfeited at the time benefit payments commence.

If Participant has not engaged in dishonesty as defined in this Section 4.2, his nonforfeitable percentage shall be the same percentage used to determine his vesting under the Pension Plan.  The Account of a Participant who has engaged in dishonesty shall be completely forfeited.  For purposes of this Section, dishonesty means that the Participant has engaged in acts of fraud, embezzlement, theft or any other crime of moral turpitude or has otherwise been dishonest in his or her relationship with the Employer (without necessity of criminal proceedings being initiated) and the Participant’s employment terminated by either discharge or resignation, all as determined by the Plan Administration Committee.

4.3.         Upon Death of Participant.  Upon the death of a Participant, his entire balance will be paid to his Beneficiary, as determined under Section 6, in a lump sum as soon as administratively feasible, provided that the balance in his Accounts immediately after his death is less than $100,000.  If his balance immediately after his death is $100,000 or more, the balance will be paid in three annual installments.

4.4.         Payment in the Event of Legal Disability. Payments to any Participant, Former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon his personal receipt, in form satisfactory to the Committee, except when the recipient entitled thereto shall be under legal disability, or, in the sole judgment of the Committee, shall otherwise be unable to apply such payment in furtherance of his own interest and advantage.  The Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:

(a)           To such person directly;

(b)           To the guardian of his person or his estate;

(c)           To a relative or friend of such person, to be expended for his benefit; or

(d)           To a custodian for such person under any Uniform Gifts to Minors Act.

The decision of the Committee, in each case, will be final, binding, and conclusive upon all persons ever interested hereunder.  The Committee shall not be obliged to see to the proper application or expenditure of any payment so made.  Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Employer and the Committee, to the extent of the distributions so made.

4.5.         Accounts Charged. The Committee shall charge all distributions made to a Participant or to his Beneficiary from his Accounts against the Accounts of the Participant when made.

4.6.         Unclaimed Accounts. Neither the Employer nor the Plan Administration Committee shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary.  The Committee, by certified or registered mail addressed to his last known address of record with the Committee or Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall state the provisions of this Section.  If Payment Commencement Date has arrived, and the Participant or the Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Committee by the date that is immediately prior to three years (adjusted according to the abandonment period of the escheat laws of the applicable state) after the date of notification, the Participant’s Accounts shall be forfeited.

4.7.         Right To Offset For Taxes, Other Obligations.  Any payment or other distribution of benefits under the Plan may be reduced by any amount required to be withheld by the Company under any applicable law, rule, regulation, order or other requirement, now or hereafter in effect, of any governmental authority.  In addition, if a Participant becomes entitled to a distribution under the Plan, and if at such time such Participant has outstanding any debt, obligation or other liability representing an amount owning to the Company, then the Company may offset such amount owning it against the amount of benefits otherwise distributable to the extent permitted by applicable law.

End of Article IV

ARTICLE V

PLAN ADMINISTRATION COMMITTEE

5.1.         Appointment. The Plan Administration Committee has been appointed by the Company to administer the Plan and serves in such capacity at the pleasure of the board of directors of the Company.  The board of directors of the Company may remove the Committee or appoint a successor committee at any time.  If the Plan Administration Committee ceases to exist or is removed without the appointment of a replacement committee, the Company shall function as the Plan Administration Committee.

5.2.         Term. Each member of the Committee shall serve until his or her successor is appointed.  Any member of the Committee may be removed by the Company, with or without cause, which shall have the power to fill any vacancy which may occur.  A member may resign upon written notice to the Company.

5.3.         Compensation. The members of the Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the members of the Committee.

5.4.         Powers of Plan Administration Committee.  The Committee shall have full and absolute discretion in the exercise of its powers hereunder.  All exercises of power by the Committee hereunder shall be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious.  In addition to the power otherwise enumerated herein, the Committee shall have the following specific authority:

(a)           To direct the administration of the Plan in accordance with the provisions herein set forth;

(b)           To adopt rules of procedure and regulations necessary for the administration of the Plan that are not inconsistent with the terms of the Plan;

(c)           To interpret and construe the provisions of the Plan and determine all questions with respect to rights of Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan, the value of a Participant’s Accounts, and the nonforfeitable percentage of each Participant’s Accounts;

(d)           To interpret and enforce the terms of the Plan and the rules and regulations it adopts;

(e)           To review and render decisions with respect to a claim for, (or denial of a claim for) a benefit under the Plan;

(f)            To furnish the Employer with information that the Employer may require for tax or other purposes;

(g)           To engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

(h)           To prescribe procedures to be followed by distributes in obtaining benefits;

(i)            To receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

(j)            To maintain, or cause to be maintained, separate Accounts in the name of each Participant;

(k)           To select a secretary, who need not be a member of the Committee; and

(l)            To interpret and construe the Plan; and

(m)          To amend the Plan, but only for the following purposes:

(i)            changes in the laws or regulations related to this Plan;

(ii)           to clarify any provisions in the Plan or to correct any errors in the document;

(iii)          to simplify administration or for administrative convenience; and

(iv)          for any other reason, provided that no such amendment shall materially increase the Company’s liability or potential liability under this Plan.

5.5.         Manner of Action.  The decision of a majority of the members of the Plan Administration Committee appointed and qualified shall control.  In case of a vacancy in the membership of the Committee, the remaining members may exercise any and all of the powers, authorities, duties, and discretion conferred upon the Committee.  The Committee may, but need not, call or hold formal meetings.  Any decision made or action taken pursuant to written approval of a majority of the then members shall be sufficient.  The Committee shall maintain adequate records of its decisions.

5.6.         Authorized Representative.  The Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents.

5.7.         Interested Member.  No member of the Committee may decide or determine any matter concerning the distribution, nature, or method of settlement of his own benefits under the Plan unless there is only one person acting alone in the capacity as the Committee.

5.8.         Indemnity.  The Company shall indemnify and save harmless the Committee, and its members, and each of them, from and against any and all loss resulting from liability to which the Committee, or its members, may be subjected by reason of any act, conduct, or inaction (except willful or reckless misconduct), in their official capacities in the administration of the Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense.

End of Article V

ARTICLE VI

PARTICIPANT ADMINISTRATIVE PROVISIONS

6.1          Beneficiary Designation.  Each Participant may from time to time designate a Beneficiary to whom his Accounts shall be paid in the event of his death.  The Committee shall prescribe the form for the designation of Beneficiary and, upon the Participant’s filing the form with the Committee, it shall revoke all designations filed prior to that date by the same Participant.  A Participant may designate multiple and/or contingent Beneficiaries.  If a Participant fails to name a Beneficiary, or if the Beneficiary named by a Participant predeceases him or is otherwise ineligible to be a Beneficiary, the Committee may direct that payment of a Participant’s Accounts be made to the person or persons in the following priority:  (i) the Participant’s spouse at the time of death; (ii) if no surviving spouse, then to the Participant’s surviving children (including adopted children) in equal shares; (iii) if the Participant has no surviving children, then to the Participant’s surviving parents in equal shares; (iv) if the Participant has no surviving parents then to the Participant’s estate or such other individual or entity designated by the Committee, in its sole discretion, if no estate exists or it is otherwise impractical to make payment to the estate.

The Committee, in its sole discretion, shall determine to whom the payment shall be made under this Section.

6.2          Personal Data to Plan Administration Committee.  Each Participant and Beneficiary must furnish to the Committee such evidence, data, or information as the Committee considers necessary or desirable for the purpose of administering the Plan.  The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will promptly furnish full, true, and complete evidence, data, and information when requested by the Committee, provided the Committee shall advise each Participant of the effect of his failure to comply with its request.

6.3          Address for Notification.  Each Participant and each Beneficiary of a deceased Participant shall file with the Committee, in writing, such person’s post office address, and each subsequent change of such post office address.  Any payment or distribution hereunder, and any communication addressed to a Participant or his Beneficiary, at the last address filed with the Committee, or if no address has been filed, then the last address indicated on the records of the Employer shall be deemed to have been delivered to the Participant or his Beneficiary on the date that such distribution or communication is deposited in the United States mail, postage prepaid.

6.4          Place of Payment and Proof of Continued Eligibility.  Any check representing payment hereunder and any communication addressed to an Employee, a former Employee, a retired Employee, or a Beneficiary at his last address filed with the Committee, or if no such address has been filed, then at his last address as indicated on the records of the Employer, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited in the United States mail.  If the Committee, for any reason, is in doubt as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at his address last known to the Committee, notify such person that all unmailed and future retirement payments shall be henceforth withheld until he provides the Committee with evidence of his continued life and his proper mailing address.

6.5          Assignment or Alienation.  Except as may be specified under a “qualified domestic relations order,” as defined in section 514(b)(7) of ERISA, no benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary prior to actually being received by the person entitled to the benefit under the terms of the Plan.  The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

6.6          Information Available.  Any Participant or Beneficiary may examine copies of this Plan or any other instrument under which the Plan was established or is operated.  The Plan Administration committee will maintain all of the items listed in this Section in its office, or in such other place or places as he may designate from time to time for examination during reasonable business hours.  Upon the written request of a Participant or Beneficiary, the Plan Administration Committee shall furnish him with a copy of any item listed in this Section.  The Plan Administration Committee may make a reasonable charge to the requesting person for the copy so furnished.

6.7          Beneficiary’s Right to Information.  A beneficiary’s right to (and the Committees’ duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

6.8          Claims Procedure.  Prior to or upon becoming entitled to receive a benefit hereunder, a Participant or Beneficiary shall file a claim for such benefit with the Committee at the time and in the manner prescribed thereby.  However, the Committee may direct payment of a Participant’s or Beneficiary’s benefits hereunder without requiring the filing of a claim therefore, if the Committee has knowledge of such Participant’s or Beneficiary’s whereabouts.

6.9          Appeal Procedure for Denial of Benefits.  The Committee shall provide adequate notice in writing to any Participant or to any Beneficiary (“Claimant”) whose claim for benefits under the Plan the Committee has denied.

(a)           Such notice must be sent within 90 days of the date the claim is received by the Committee unless special circumstances require an extension of time for processing the claim.  Such extension shall not exceed 90 days and no extension shall be allowed unless, within the initial 90 day period, the claimant is sent an extension notice indicating the special circumstances requiring the extension and specifying a date by which the Committee expects to render its decision.

(b)           The Committee’s notice of denial to the Claimant shall set forth the following:

(1)           The specific reason or reasons for the denial;

(2)           Specific references to pertinent Plan provisions on which the Committee based its denial;

(3)           A description of any additional material and information needed for the Claimant to perfect his or her claim and an explanation of why the material or information is needed;

(4)           A statement that the Claimant may request a review upon written application to the Committee, review pertinent Plan documents, and submit issues and comments in writing.  The notice must also state that any appeal of the Committee’s adverse determination must be made in writing to the Committee within 60 days after receipt of the Committee’s notice of denial of benefits.  The notice must further advise the Claimant that failure to appeal the action to the Committee in writing within the 60-day period will render the Committee’s decision final, binding, and conclusive.

(5)           The address of the Committee to which the Claimant may forward his or her appeal.

(c)           If the Claimant should appeal to the Committee, the Claimant or a duly authorized representative, may submit, in writing, whatever issues and comments the Claimant deems pertinent.  The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances.  The Committee shall advise the Claimant in writing of its decision on the appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based.  The notice of the decision shall be given within 60 days of the Claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the Committee render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review.  If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

6.10        No Rights Implied.  Nothing contained in this Plan, or in any modification or amendment to the Plan, shall give any Employee, Participant, or any Beneficiary any right to continue employment, or any other legal or equitable right against an Employer, or Employee of the Employer, or against their agents, except as expressly provided by the Plan.

End of Article VI

ARTICLE VII

AMENDMENT AND TERMINATION

7.1          Amendment.  The Company shall have the right at any time, without prior notice and without cause, to amend or terminate the Plan by action of its board of directors or by action of the Human Resources Committee.  The Company shall make all amendments in writing.  Each amendment shall state the date to which it is either retroactively or prospectively effective.

7.2          Termination. Upon termination of the Plan, the Company shall pay all benefits credited to Participants pursuant to Section 4.1.

End of Article VII

ARTICLE VIII

MISCELLANEOUS

8.1          Execution of Receipts and Releases.  Any payment to any Participant, or to legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan.  The Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as it shall determine.

8.2          Employer Records.  Each Employer shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.  Records of an Employer as to an Employee’s or Participant’s period of employment, termination of employment and the reason therefore, leaves of absence, reemployment, and Compensation will be conclusive on all persons, unless determined by the Committee to be incorrect.

8.3          Interpretations and Adjustments.  To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the Committee’s discretion made in good faith is binding on all persons.  A misstatement of other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

8.4          Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.  Any action required of the Employer may be by resolution of its board of directors or by any person authorized to act on behalf of the Employer.

8.5          Severability.  In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

8.6          Notice.  Any notice required to be given herein by an Employer or the Committee, shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last address of record the person to whom the notice is given.

8.7          Waiver of Notice.  Any person entitled to notice under the Plan may waive the notice.

8.8          Successors.  The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon each Employer, its successors and assigns, and upon the Plan Administration Committee, and its successors.

8.9          Headings.  The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

8.10        Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Washington except to the extent Washington law is preempted by federal law.

End of Article VII

IN WITNESS WHEREOF, the undersigned officer of Washington Mutual, Inc. has executed this instrument as of May     , 2005.

WASHINGTON MUTUAL, INC.

By:	/s/ Daryl D. David
Its: Executive Vice President – Human Resources

WASHINGTON MUTUAL, INC.

Supplemental Employees’ Retirement Plan

Amendment No. 1

THIS AMENDMENT to the Washington Mutual, Inc. Supplemental Employees’ Retirement Plan  (“Plan”) is made by Washington Mutual, Inc. (“Company”).

WHEREAS, the Company maintains the Plan for the benefit of its eligible employees; and

WHEREAS, effective October 1, 2005, Providian Financial Corporation (“Providian”) will merge with and into the Company, and Providian National Bank (“PNB”) will merge with and into Washington Mutual Bank, FA (“WMB”); and

WHEREAS, employees of Providian who become employees of the Company and employees of PNB who become employees of WMB on October 1, 2005 as a result of the company mergers will not be moved to the Company payroll system until April 1, 2006; and

WHEREAS, until April 1, 2006, the former Providian and PNB employees will continue to participate in any supplemental nonqualified retirement plans that were sponsored by Providian and PNB prior to the company mergers; and

WHEREAS, the Company would like to amend the Plan to delay the Plan entry date for the former employees of Providian and PNB to April 1, 2006.

NOW, THEREFORE, effective September 30, 2005, the Plan is hereby amended as follows:

Section 2.8 of the Plan, Eligible Employees, is amended by adding the following sentence to the end of that section:

Notwithstanding the foregoing Eligible Employees who on September 30, 2005 were employed by Providian Financial Corporation, Providian National Bank or any affiliates or subsidiaries thereof and who on October 1, 2005 became employed by the Employer may first enter the Plan on April 1, 2006.

This amendment is adopted and executed this 30th day of September, 2005.

WASHINGTON MUTUAL, INC.

By:	/s/ Daryl D. David
Daryl D. David
Executive V.P. – Human Resources